UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a‑11(c) or §240.14a‑2

LEXEO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table below per Exchange Act Rules 14a‑6(i)(4) and 0‑11.

Dear Stockholder:

This proxy statement supplement, dated June 5, 2025 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Lexeo Therapeutics, Inc. a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission on April 28, 2025 (the “Proxy Statement”), for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Thursday, June 26, 2025.

Amendment and Restatement of Non-Employee Director Compensation Policy

The Company maintains a non-employee director compensation policy (the “Policy”). On June 2, 2025, the Company’s compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) approved changes to the non-employee director compensation program to increase the size of equity awards granted to Eligible Directors (as defined in the Proxy Statement) pursuant to the Policy.

The amended Policy provides that each Eligible Director upon first becoming a director receives an initial option to purchase 50,000 shares of common stock (the “Initial Grant”). Additionally, each Eligible Director automatically receives an annual option to purchase 25,000 shares (the “Annual Grant”), effective on the date of each annual meeting of the stockholders. All other terms of our Policy as described in the Proxy Statement, including the vesting of the Initial Grant and Annual Grant, remain in effect.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.